AMERICAN FINANCIAL GROUP, INC.

                   STOCK OPTION LOAN PROGRAM


                  Adopted on January 26, 1984,

                   as amended March 28, 1985,

                        February 8, 1991

                       and April 3, 1995
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                 AMERICAN FINANCIAL GROUP, INC.
                   STOCK OPTION LOAN PROGRAM


1.   Purpose
     The purpose of the Stock Option Loan Program (the "Loan Prog ram") is to assist in the exercise of options granted under the American Financial Group, Inc. (the "Company") Stock Option Plan (the "Plan"). Consistent with this purpose, the Loan Program aut horizes the Company to make loans to certain participants in the Plan on the terms and conditions hereinafter set forth. Unless otherwise defined herein, terms defined in the Plan shall have the same meaning herein as in the Plan.

2.   Administration
The Loan Program shall be administered by the Compensation Committee or a successor committee or subcommittee (the "Commit tee") of the Board of Directors of the Company (the "Board"). Subject to the express provisions of the Loan Program, the Committee shall have exclusive power to determine those individu als who shall be eligible to participate in the Loan Program and the terms and conditions to which loans under the Loan Program (the "Loans") may be subject. Subject again to the express provisions of the Loan Program, the Committee shall have full and final authority to interpret the Loan Program and establish, adopt or revise such rules and regulations and to make all determinations relating to the Loan Program as it may, from time to time, deem necessary or advisable for the administration of the Loan Program. The Committee's interpretation of the Loan Program and all of its actions and decisions with respect to the Loan Program shall be final, binding and conclusive on all par ties.

3.   Options For Which Loan Program Is Available

     The Loan Program shall be available in connection with the exercise by Eligible Participants (as defined in Paragraph 4 hereof) of all Incentive Options granted on or after January 26, 1984 and all Non-Incentive Options, regardless of the date of grant.

4.   Eligible Participants

     Eligible Participants shall be Employees and directors of the Company who are Participants in the Plan as such Eligible Participants may be limited from time to time by the Committee. The term "Employee" shall mean any person (including any officer) employed by the Company or a Subsidiary on a full-time salaried basis. The term "Subsidiary" shall mean any corporation a majori ty of the outstanding voting stock or voting power of which is beneficially owned directly or indirectly by the Company. The term "Participant" shall mean an Eligible Participant who obtains a Loan pursuant to this Loan Program.



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5.   Terms and Conditions of Loans

     Each Loan shall be evidenced by a written secured promissory note (a "Note") from the Participant payable to the order of the Company in such form as shall comply with the applicable terms and conditions of the Loan Program. In addition, any Note may include or contain other terms and conditions that are not incon sistent with the provisions of the Loan Program.

     (a)  Timing and Amount of Loan

          Except as otherwise provided in the last sentence of this subparagraph (a), an Eligible Participant may obtain a Loan only at the time of, and in connection with, the exercise of an Option for which the Loan Program is avail able, as described in Paragraph 3 hereof. An Eligible Participant may borrow up to 95% of the purchase price of the Shares with respect to which the Option is being exer cised and up to 100% of the applicable federal, state or local taxes for which the Company (or a Subsidiary) has a withholding obligation in connection with such exercise, and proceeds of the Loan may be used only for such purposes. An Eligible Participant may obtain a Loan at a time subsequent to the time of exercise of an Option for the purpose of satisfying any applicable taxes for which there is a with holding obligation which arises at such subsequent time rather than at the time of exercise.

          (b)  Interest Rate and Payments

               Each Note shall accrue and bear interest compound ed on each June 30 and December 31 at a rate per annum equal to:
               (i) except as otherwise provided in clauses (ii) and (iii) of this subparagraph (b), the rate per annum publicly announced from time to time by Chemical Bank, New York, New York, as the prime rate in effect for 90-day loans to prime commer cial customers as such prime rate is in effect at the beginning of each such quarter, provided, however, that such interest rate shall in no case be less than the test rate prescribed under Sec tions 483, 1274 or 7872 of the United States In ternal Revenue Code (the "Code"), if applicable, or any successor provisions;

               (ii) if the Loan was obtained in connection with the exercise of an Incentive Option granted on or after February 8, 1991 or a Non-Incentive Option, the applicable short-term or mid-term federal rate for loans compounded semiannually in effect under
               Section 7872 of the Code, or any successor provi sion, as of the date of the Loan;


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               (iii)  if the Loan was outstanding on February 8,
               1991, the applicable short-term federal rate for loans compounded semiannually in effect under section 7872 of the Code as of February 8, 1991. Interest shall be payable at the same time as the principal of the Note shall be payable.

          (c)  Term of Loan

               Each Loan shall become due and payable upon the first to occur of any of the following events:

                    (i) (x) except as otherwise provided in
               clause (y) of this clause (i) of this subparagraph
               (c), the day of the eighteenth month after the date of the Loan which corresponds to the date of the Loan (or if such month does not have a corre sponding day, then on the last day of such eighteenth month); (y) if the Loan was obtained in connection with the exercise of an Incentive Option granted on or after February 8, 1991 or a Non-Incentive Option or if the Loan was outstanding on February 8, 1991, the day of the sixtieth month (or any shorter period of months not less than six that may be specified by the Participant) after the date of the Loan (or if such month does not have a corresponding day, then on the last day of such month);

               (ii) failure of the Participant to maintain a margin of collateral pledged with the Company, consisting of the Shares, the purchase of which is being financed by the Loan to the Participant (or other collateral acceptable to a financial officer of the Company), sufficient to cause the Loan (including the accrued and unpaid interest thereon to the end of the most recent calendar quarter of a year) not to exceed 95% of the value of the pledged collateral, or such other ratio of the Loan and the interest thereon to the value of the collateral as may be required by any law, rule or regulation of the United States, any state, or any federal or state board, commission, agency or service;

               (iii) the voluntary bankruptcy or insolvency of the Participant (or admission thereof by the Par ticipant), or the seeking of relief by the Partic ipant under a statute for the relief of debtors, or the failure of the Participant promptly to cause the discharge of a creditor action brought against the Participant under the Bankruptcy Code or other bankruptcy or insolvency law;


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               (iv)  thirty (30) days after the termination of
               the employment of the Participant as an employee of the Company or a Subsidiary of the Company, or thirty (30) days after the Participant ceases to be a director of the Company, unless the Committee authorizes the extension of such thirty (30) day period; provided, however, that if (x) the Partic ipant is a former director or officer of the Com pany subject to the provisions of Section 16(a) of the Securities Exchange Act of 1934 and (y) the Loan was obtained in connection with the exercise of an Incentive Option granted on or after March 28, 1985 or a Non-Incentive Option, such Loan shall become due and payable on the date which is the later of 30 days from the date of such termi nation of employment or six (6) months and ten
               (10) days after such director's or officer's last purchase or sale of Shares prior to his ceasing to be such a director or officer; further, provided that (a) transfer of employment of an employee between the Company and a Subsidiary or between Subsidiaries of the Company shall not constitute a termination of employment, (b) the Committee may determine whether a leave of absence is for the purpose of the Loan a termination of employment and (c) in the event of the death of a Participant while employed by the Company or a Subsidiary, or while serving as a director of the Company, the personal representative of the Participant will be afforded a period of time (to be specified in the Note) in which to assume the obligations provided for in the Note, and upon such assumption the payment date of the Loan will not be accelerated by reason of the death of the Participant; or

               (v) failure of the Participant to observe or perform any other provision of the Note applicable to it.

     (d)  Pledge of Shares

          The Shares purchased upon exercise of the Option with respect to which the Loan is made shall be pledged by the Pa rticipant to the Company in order to secure the payment of the principal of and interest on the Loan including any taxes required to be withheld by the Company. The Partici pant shall be entitled to all dividends and distributions which may be paid on the Shares (except that dividends payable in stock of the Company shall be retained by the Company and pledged to secure the Loan) and to all voting rights with respect to such Shares. The Company may place a legend on any Share certificate to reflect any restrictions provided for in this Loan Program.



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

     (e)  Prepayment

          The Loan may be prepaid in whole or in part by the Par ticipant at any time and pledged Shares shall be released from pledge in approximate proportion to the amount of the Loan prepaid except to the extent that the retention of Shares by the Company is necessary to maintain the required ratio of the value of the pledged Shares to the unpaid amount of the Loan and the accrued interest thereon.

     (f)  Default

          In the event, the Participant shall fail to pay any amount due under the terms of the Note including any amount becoming due and payable by acceleration of its payment date, the Company upon giving notice to the Participant may sell the pledged Shares (or other pledged collateral) and shall be entitled to deduct from the proceeds its costs and expenses of enforcing payment of the Note and liquidation of the collateral, the unpaid interest on the Note and the unpaid principal of the Note before remitting the balance to the Participant. In the event, the liquidation of the pledged collateral shall not provide funds sufficient to pay the entire unpaid principal of and interest on the Note and the costs and expenses of enforcing payment of the Note, the Participant shall be liable to the Company for the amount of such deficiency.

6.   Miscellaneous

     (a)  Government and Other Regulations
          The obligation of the Company to make Loans to Eligible Participants, and each Loan made to an Eligible Participant, shall be subject to all applicable laws, rules and regula tions and to any required approvals by governmental agen cies.

     (b)  No Employment Rights

          Neither this Loan Program nor any action taken hereun der shall be construed as conferring on any Employee any rig ht to continue in the employ of the Company or a Subsidiary or affect in any way the right of the Company or a Subsidiary to terminate the employment of any Employee at any time.

     (c)  Nontransferability

          A Participant's rights and interests under the Loan Program may not be assigned, pledged or transferred except that in the event of the death of a Participant, while an employee or director, the personal representative may assume and succeed to the rights and obligations of the Partici pant.

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     (d)  Applicable Law

          The Loan Program and all other governing documents, agreements and instruments and all actions taken hereunder shall be governed by the laws of the State of New York.

7.   Amendment and Termination

     The Board may at any time terminate the Loan Program. The Board or Committee may at any time, or from time to time, amend or suspend and, if suspended reinstate, the Loan Program in whole or in part. Notwithstanding the foregoing, the Loan Program shall continue in effect to the extent necessary to settle all matters relating to Loans made prior to any such termination or suspension.






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